NORTHWESTERN CORPORATION
TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
AND
MARY MISELIS
As Trustees under Mortgage and
Deed of Trust, dated as of
October 1, 1945, with NorthWestern Corporation
FORTY-THIRD SUPPLEMENTAL INDENTURE
Providing, among other things, for
the increase in the maximum amount to be
secured by such Mortgage and Deed of Trust
Dated as of May 1, 2023

FORTY-THIRD SUPPLEMENTAL INDENTURE
THIS FORTY-THIRD SUPPLEMENTAL INDENTURE, dated as of May 1, 2023, between NORTHWESTERN CORPORATION, a corporation duly incorporated and existing under the laws of the State of Delaware (hereinafter called the “Company”), having its principal office at 3010 West 69th Street, Sioux Falls, South Dakota, 57108, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York) (hereinafter called the “Corporate Trustee”), a corporation of the State of New York, whose principal corporate trust office is located at 240 Greenwich Street, 7E, New York, New York, 10286 (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK (formerly Guaranty Trust Company of New York)), and MARY MISELIS, whose post office address is c/o The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York, 10286 (successor to Arthur E. Burke, Karl R. Henrich, H.H. Gould, R. Amundsen, P.J. Crowley, W.T. Cunningham, Douglas J. MacInnes, MaryBeth Lewicki, Ming Ryan, Philip L. Watson, and Beata Harvin) (said Mary Miselis being hereinafter sometimes called the “Co-Trustee”, and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the “Mortgage” and, together with any indentures supplemental thereto, the “Indenture”), which Mortgage was executed and delivered by The Montana Power Company, a corporation of the State of New Jersey (hereinafter called the “Company-New Jersey”), as indirect predecessor under the Mortgage to the Company (the Company being successor under the Mortgage to NorthWestern Energy, L.L.C. (hereinafter called “NorthWestern Energy”), formerly known as The Montana Power, L.L.C., a limited liability company of the State of Montana, and NorthWestern Energy being the successor under the Mortgage to The Montana Power Company, a corporation of the State of Montana (hereinafter called the “Company-Montana”)), to Guaranty Trust Company of New York and Arthur E. Burke, as Trustees, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this instrument (hereinafter called the “Forty-third Supplemental Indenture”) being supplemental thereto;
WHEREAS, by the Mortgage, the Company-New Jersey covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and
WHEREAS, the Company-New Jersey executed and delivered to the Trustees its First Supplemental Indenture, dated as of May 1, 1954 (hereinafter called the “First Supplemental Indenture”), and its Second Supplemental Indenture, dated as of April 1, 1959 (hereinafter called the “Second Supplemental Indenture”); and
WHEREAS, the Company-New Jersey was merged into the Company-Montana on November 30, 1961, and to evidence the succession of the Company-Montana to the Company-New Jersey for purposes of the bonds and the Indenture and the assumption by the Company-Montana of the covenants and conditions of the Company-New Jersey in the bonds and in the Indenture contained and to enable the Company-Montana to have and exercise the powers and rights of the Company-New Jersey under the Indenture in accordance with the terms thereof, the

Company-Montana executed and delivered to the Trustees its Third Supplemental Indenture, dated as of November 30, 1961 (hereinafter called the “Third Supplemental Indenture”); and
WHEREAS, the Company-Montana executed and delivered to the Trustees its Fourth Supplemental Indenture, dated as of April 1, 1970 (hereinafter called the “Fourth Supplemental Indenture”); its Fifth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called the “Fifth Supplemental Indenture”); its Sixth Supplemental Indenture, dated as of March 1, 1974 (hereinafter called the “Sixth Supplemental Indenture”); its Seventh Supplemental Indenture, dated as of December 1, 1974 (hereinafter called the “Seventh Supplemental Indenture”); its Eighth Supplemental Indenture, dated as of July 1, 1975 (hereinafter called the “Eighth Supplemental Indenture”); its Ninth Supplemental Indenture, dated as of December 1, 1975 (hereinafter called the “Ninth Supplemental Indenture”); its Tenth Supplemental Indenture, dated as of January 1, 1979 (hereinafter called the “Tenth Supplemental Indenture”); its Eleventh Supplemental Indenture, dated as of October 1, 1983 (hereinafter called the “Eleventh Supplemental Indenture”); its Twelfth Supplemental Indenture, dated as of January 1, 1984 (hereinafter called the “Twelfth Supplemental Indenture”); its Thirteenth Supplemental Indenture, dated as of December 1, 1991 (hereinafter called the “Thirteenth Supplemental Indenture”); its Fourteenth Supplemental Indenture, dated as of January 1, 1993 (hereinafter called the “Fourteenth Supplemental Indenture”); its Fifteenth Supplemental Indenture, dated as of March 1, 1993 (hereinafter called the “Fifteenth Supplemental Indenture”); its Sixteenth Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the “Sixteenth Supplemental Indenture”); its Seventeenth Supplemental Indenture, dated as of December 1, 1993 (hereinafter called the “Seventeenth Supplemental Indenture”); its Eighteenth Supplemental Indenture, dated as of August 5, 1994 (hereinafter called the “Eighteenth Supplemental Indenture”); its Nineteenth Supplemental Indenture, dated as of December 16, 1999 (hereinafter called the “Nineteenth Supplemental Indenture”); and its Twentieth Supplemental Indenture, dated as of November 1, 2001 (hereinafter called the “Twentieth Supplemental Indenture”); and
WHEREAS, the Company-Montana was merged into NorthWestern Energy (under its then name, The Montana Power, L.L.C.) on February 13, 2002; and to evidence the succession of NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to the Company-Montana for purposes of the bonds and the Indenture and the assumption by NorthWestern Energy (under its then name, The Montana Power, L.L.C.) of the covenants and conditions of the Company-Montana in the bonds and in the Indenture contained and to enable NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to have and exercise the powers and rights of the Company-Montana under the Indenture in accordance with the terms thereof, NorthWestern Energy (under its then name, The Montana Power, L.L.C.) executed and delivered to the Trustees its Twenty-first Supplemental Indenture, dated as of February 13, 2002 (hereinafter called the “Twenty-first Supplemental Indenture”); and
WHEREAS, NorthWestern Energy changed its name from The Montana Power, L.L.C. to NorthWestern Energy, L.L.C. on March 19, 2002; and
WHEREAS, NorthWestern Energy transferred, subject to the Lien of the Indenture, substantially all of the Mortgaged and Pledged Property as an entirety to the Company on November 20, 2002 (the “Transfer Date”), and to evidence the succession of the Company to NorthWestern Energy for purposes of the bonds and the Indenture and the assumption by the

Company of the covenants and conditions of NorthWestern Energy in the bonds and in the Indenture contained and to enable the Company to have and exercise the powers and rights of NorthWestern Energy under the Indenture in accordance with the terms thereof, the Company executed and delivered to the Trustees its Twenty-second Supplemental Indenture, dated as of November 15, 2002 (hereinafter called the “Twenty-second Supplemental Indenture”); and
WHEREAS, the Company executed and delivered to the Trustees its Twenty-third Supplemental Indenture, dated as of February 1, 2003 (hereinafter called the “Twenty-third Supplemental Indenture”); its Twenty-fourth Supplemental Indenture, dated as of November 1, 2004 (hereinafter called the “Twenty-fourth Supplemental Indenture”); its Twenty-fifth Supplemental Indenture, dated as of April 1, 2006 (hereinafter called the “Twenty-fifth Supplemental Indenture”); its Twenty-sixth Supplemental Indenture, dated as of September 1, 2006 (hereinafter called the “Twenty-sixth Supplemental Indenture”); its Twenty-seventh Supplemental Indenture, dated as of March 1, 2009 (hereinafter called the “Twenty-seventh Supplemental Indenture”); its Twenty-eighth Supplemental Indenture, dated as of October 1, 2009 (hereinafter called the “Twenty-eighth Supplemental Indenture”); its Twenty-ninth Supplemental Indenture, dated as of May 1, 2010 (hereinafter called the “Twenty-ninth Supplemental Indenture”); its Thirtieth Supplemental Indenture, dated as of August 1, 2012 (hereinafter called the “Thirtieth Supplemental Indenture”); its Thirty-first Supplemental Indenture, dated as of December 1, 2013 (hereinafter called the “Thirty-first Supplemental Indenture”); its Thirty-second Supplemental Indenture, dated as of November 1, 2014 (hereinafter called the “Thirty-second Supplemental Indenture”) and its Thirty-third Supplemental Indenture, dated as of November 1, 2014 (hereinafter called the “Thirty-third Supplemental Indenture”); its Thirty-fourth Supplemental Indenture, dated as of January 1, 2015 (hereinafter called the “Thirty-fourth Supplemental Indenture”); its Thirty-fifth Supplemental Indenture, dated as of June 1, 2015 (hereinafter called the “Thirty-fifth Supplemental Indenture”); its Thirty-sixth Supplemental Indenture, dated as of August 1, 2016 (hereinafter called the “Thirty-sixth Supplemental Indenture”); its Thirty-seventh Supplemental Indenture, dated as of November 1, 2017 (hereinafter called the “Thirty-seventh Supplemental Indenture”); its Thirty-eighth Supplemental Indenture, dated as of June 1, 2019 (hereinafter called the “Thirty-eighth Supplemental Indenture”); its Thirty-ninth Supplemental Indenture, dated as of September 1, 2019 (hereinafter called the “Thirty-ninth Supplemental Indenture”); its Fortieth Supplemental Indenture, dated as of April 1, 2020 (hereinafter called the “Fortieth Indenture”); its Forty-first Supplemental Indenture, dated as of March 1, 2021 (hereinafter called the “Forty-first Supplemental Indenture”) and its Forty-second Supplemental Indenture, dated as of March 1, 2023 (hereinafter called the “Forty-second Supplemental Indenture”); and
WHEREAS, the Mortgage and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, Thirty-sixth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, and Forty-second Supplemental Indentures were recorded in the official records of various counties and states as required by the Indenture; and

WHEREAS, the Company expects to record this Forty-third Supplemental Indenture in the official records of various counties and states as required by the Indenture; and
WHEREAS, an instrument dated March 15, 1955 was executed by the Company-New Jersey appointing Karl R. Henrich as Co-Trustee in succession to said Arthur E. Burke, resigned, under the Mortgage and by Karl R. Henrich accepting the appointment as Co-Trustee under the Mortgage in succession to said Arthur E. Burke, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated June 29, 1962 was executed by the Company-Montana appointing H.H. Gould as Co-Trustee in succession to said Karl R. Henrich, resigned, under the Mortgage and by H.H. Gould accepting the appointment as Co-Trustee under the Mortgage in succession to said Karl R. Henrich, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated June 22, 1973 was executed by the Company-Montana appointing R. Amundsen as Co-Trustee in succession to said H.H. Gould, resigned, under the Mortgage and by R. Amundsen accepting the appointment as Co-Trustee under the Mortgage in succession to said H.H. Gould, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated July 1, 1986 was executed by the Company-Montana appointing P.J. Crowley as Co-Trustee in succession to said R. Amundsen, resigned, under the Mortgage and by P.J. Crowley accepting the appointment as Co-Trustee under the Mortgage in succession to said R. Amundsen, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Eighteenth Supplemental Indenture, the Company-Montana appointed (i) W.T. Cunningham as Co-Trustee in succession to said P.J. Crowley, resigned, under the Mortgage and W.T. Cunningham accepted the appointment as Co-Trustee under the Mortgage in succession to said P.J. Crowley, and (ii) The Bank of New York Mellon as Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage and The Bank of New York Mellon accepted the appointment as Corporate Trustee under the Mortgage in succession to said Morgan Guaranty Trust Company of New York, which supplemental indenture was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated March 29, 1999 was executed by the Company-Montana appointing Douglas J. MacInnes as Co-Trustee in succession to said W.T. Cunningham, resigned, under the Mortgage and by Douglas J. MacInnes accepting the appointment as Co-Trustee under the Mortgage in succession to said W.T. Cunningham, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Twenty-third Supplemental Indenture, the Company appointed MaryBeth Lewicki as Co-Trustee in succession to said Douglas J. MacInnes, removed, under the Mortgage and MaryBeth Lewicki accepted the appointment as Co-Trustee under the Mortgage in succession to said Douglas J. MacInnes; and

WHEREAS, by the Twenty-fifth Supplemental Indenture, the Company appointed Ming Ryan as Co-Trustee in succession to said MaryBeth Lewicki, removed, under the Mortgage and Ming Ryan accepted the appointment as Co-Trustee under the Mortgage in succession to said Mary Beth Lewicki; and
WHEREAS, by the Thirtieth Supplemental Indenture, the Company appointed Philip L. Watson as Co-Trustee in succession to said Ming Ryan, removed, under the Mortgage and Philip L. Watson accepted the appointment as Co-Trustee under the Mortgage in succession to said Ming Ryan; and
WHEREAS, by the Thirty-fifth Supplemental Indenture, the Company appointed Beata Harvin as Co-Trustee in succession to said Philip L. Watson, removed, under the Mortgage and Beata Harvin accepted the appointment as Co-Trustee under the Mortgage in succession to said Philip L. Watson; and
WHEREAS, by the Forty-second Supplemental Indenture, the Company appointed Mary Miselis as Co-Trustee in succession to said Beata Harvin, removed, under the Mortgage and Mary Miselis accepted the appointment as Co-Trustee under the Mortgage in succession to said Beata Harvin; and
WHEREAS, the Company-New Jersey, the Company-Montana or the Company has heretofore issued, in accordance with the provisions of the Mortgage, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
2-7/8% Series due 1975	$40,000,000	NONE
3-1/8% Series due 1984	6,000,000	NONE
4-1/2% Series due 1989	15,000,000	NONE
8-1/4% Series due 1974	30,000,000	NONE
7-1/2% Series due 2001	25,000,000	NONE
8-5/8% Series due 2004	60,000,000	NONE
8-3/4% Series due 1981	30,000,000	NONE
9.60% Series due 2005	35,000,000	NONE
9.70% Series due 2005	65,000,000	NONE
9-7/8% Series due 2009	50,000,000	NONE
11-3/4% Series due 1993	75,000,000	NONE
10/10-1/8% Series due 2004/2014	80,000,000	NONE
8-1/8% Series due 2014	41,200,000	NONE
7.70% Series due 1999	55,000,000	NONE
8-1/4% Series due 2007	55,000,000	NONE
8.95% Series 2022	50,000,000	NONE
Secured Medium-Term Notes	68,000,000	NONE
7% Series due 2005	50,000,000	NONE

6-1/8% Series due 2023	90,205,000	NONE
5.90% Series due 2023	80,000,000	NONE
0% Series due 1999	210,321,007	NONE
7.30% Series due 2006	150,000,000	NONE
Collateral (2002) Series due 2006	280,000,000	NONE
Collateral (2004) Series A due 2009	90,000,000	NONE
Collateral (2004) Series B due 2011	72,000,000	NONE
Collateral (2004) Series C due 2014	161,000,000	NONE
4.65% Series due 2023 (Twenty-seventh)……….	170,205,000	170,205,000
6.04% Series due 2016 (Twenty-eighth)…………	150,000,000	150,000,000
6.34% Series due 2019 (Twenty-ninth) ………….	250,000,000	250,000,000
5.71% Series due 2039 (Thirtieth) ……………….	55,000,000	55,000,000
5.01% Series due 2025 (Thirty-first)…………….	161,000,000	161,000,000
4.15% Series due 2042 (Thirty-second)………….	60,000,000	60,000,000
4.30% Series due 2052 (Thirty-third)…………….	40,000,000	40,000,000
3.99% Series due 2028 (Thirty-fourth)………….	35,000,000	35,000,000
4.85% Series due 2043 (Thirty-fifth)……………	15,000,000	15,000,000
4.176% Series due 2044 (Thirty-sixth)………….	450,000,000	450,000,000
3.11% Series due 2025 (Thirty-seventh) …. ….….	75,000,000	75,000,000
4.11% Series due 2045 (Thirty-eighth) …...…...….	125,000,000	125,000,000
2.00% Series due 2023 (Thirty-ninth) ….….….…. 4.03% Series due 2047 (Fortieth)… …………… 3.98% Series due 2049 (Forty-first) ……. …….…	144,660,000 250,000,000 50,000,000	144,660,000 250,000,000 50,000,000
3.98% Series due 2049 (Forty-second) ………….	100,000,000	100,000,000
3.21% Series due May 15, 2030 (Forty-third) ….	100,000,000	100,000,000
1.00% Series due March 26, 2024 (Forty-fourth).	100,000,000	100,000,000
5.57% Series due March 30, 2025 (Forty-fifth) ….	239,000,000	239,000,000
which bonds are also hereinafter sometimes called “Bonds of the First through Forty-fifth Series”, respectively; and
WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder; or the Company may cure any ambiguity contained therein or in any supplemental indenture or correct or supplement any provision therein or in any supplemental indenture which may be defective or inconsistent with any other provision therein or in any supplemental indenture; or the Company may make other changes to the provisions thereof or of any supplemental indenture or add new provisions thereto or to any supplemental indenture or eliminate provisions therefrom or from any supplemental indenture, provided that the same does not adversely affect the interests of the Holders of any of the bonds then Outstanding in any material respect; or the Company may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than the First Series; each by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Indenture shall be situated; and
WHEREAS, Section 2 of Article II of the Sixteenth Supplemental Indenture provides that, until an indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located, increasing or decreasing the amount of future advances made to the Company or future obligations payable incurred by the Company (therein called Future Mortgage Debt) which, after the date thereof, may be outstanding at any time and secured by the mortgage of real property created by the Mortgage, as supplemented, in the State of Montana (therein called the Montana Real Property Lien), the Montana Real Property Lien may secure Future Mortgage Debt in an amount (the “Maximum Amount”) not to exceed One Billion Dollars ($1,000,000,000); and
WHEREAS, pursuant to and in accordance with Section 2.01 of Article II of the Thirty-second Supplemental Indenture, the Company increased the Maximum Amount to One Billion Four Hundred Eighty Million Dollars ($1,480,000,000) and by executing and delivering the Thirty-second Supplemental Indenture to the Trustees and filing it for record in all counties in which the Mortgaged Property and Pledged Property is located; and
WHEREAS, pursuant to and in accordance with Section 1.01 of Article I of the Thirty-fourth Supplemental Indenture, the Company increased the Maximum Amount to Two Billion Dollars ($2,000,000,000) and by executing and delivering the Thirty-Fourth Supplemental Indenture to the Trustees and filing it for record in all counties in which the Mortgaged and Pledged Property is located; and
WHEREAS, the Board of Directors of the Company has authorized an additional increase in the Maximum Amount; and
WHEREAS, pursuant to and in accordance with Section 2 of Article II of the Sixteenth Supplemental Indenture, the Company now desires to increase the Maximum Amount to Three Billion Dollars ($3,000,000,000), effective upon the execution and delivery of this Forty-third Supplemental Indenture to the Trustees and its filing in all counties in which the Mortgaged and Pledged Property is located; and
WHEREAS, the execution and delivery by the Company of this Forty-third Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Company, in consideration of the premises and of $1.00 to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, and to confirm the lien of the Mortgage, as heretofore supplemented, on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage, as heretofore supplemented) unto Mary Miselis, Co-Trustee, and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York Mellon, the Corporate Trustee, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature (whether or not located in the State of Montana), acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all powerhouses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.
PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, as supplemented, viz:  (1) cash, shares of stock, bonds, notes and other obligations and other securities not specifically pledged, paid, deposited, delivered or held under the Mortgage, as supplemented, or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as supplemented, or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage, as supplemented; (5) electric energy, gas, steam, water, ice, and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Gas and Oil Production Property, as defined in Section 4 of the Mortgage, as supplemented; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Indenture and not heretofore disposed of by the Company-New Jersey, the Company-Montana, NorthWestern Energy or the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Co-Trustee and (to the extent of its legal capacity to hold the same for the purposes hereto) unto the Corporate Trustee, as Trustees, and their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Forty-third Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company-New Jersey at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees, by the Mortgage as a part of the property therein stated to be conveyed.
SUBJECT NEVERTHELESS, to the limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, namely, that notwithstanding the foregoing, the Mortgage, as supplemented, shall not become or be or be required to become or be a lien upon any of the properties or franchises owned by the Company on the Transfer Date or thereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from NorthWestern Energy, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 or Section 40 of the Indenture, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien under the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien thereunder, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged thereunder; provided, however, that said limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, shall not apply to the Colstrip Property (as defined in the Twenty-ninth Supplemental Indenture), which pursuant to the Twenty-ninth Supplemental Indenture was expressly made subject to the Lien of the Mortgage, as supplemented, and constitutes Mortgaged and Pledged Property.
The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Indenture, as follows:
ARTICLE I
Increase in the Maximum Amount

Section 1.01.    Pursuant to and in accordance with the terms of Section 2 of Article II of the Sixteenth Supplemental Indenture, the amount of Two Billion Dollars ($2,000,000,000) referenced in Section 1.01 of Article I of the Thirty-fourth Supplemental Indenture is hereby increased to Three Billion Dollars ($3,000,000,000). This Section 1.01 shall become effective upon the execution and delivery of this Forty-third Supplemental Indenture to the Trustees and its filing for record in all counties in which the Mortgaged and Pledged Property is located.
ARTICLE II
Miscellaneous Provisions
Section 2.01. The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Forty-third Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.
Section 2.02. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Forty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-third Supplemental Indenture.
Section 2.03. Whenever in this Forty-third Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the respective benefit of the respective successors and assigns of such parties, whether so expressed or not.
Section 2.04. Nothing in this Forty-third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Forty-third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.
Section 2.05. This Forty-third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents or one of its Assistant Vice Presidents, and MARY MISELIS, for all like purposes, has hereunto set her hand, as of the day and year first above written.

NORTHWESTERN CORPORATION

By: /s/ Crystal D. Lail
Crystal D. Lail
Vice President and Chief Financial Officer

[Signature Page to the Forty-third Supplemental Indenture]

STATE OF SOUTH DAKOTA    )
                    ) ss.
COUNTY OF LINCOLN        )
    This instrument was acknowledged before me on this 25th day of May, 2023, by Crystal D. Lail, Vice President and Chief Financial Officer, of NORTHWESTERN CORPORATION, a Delaware corporation.

/s/ Chelsey Wilson
Notary Public

[SEAL]

[Acknowledgment to the Forty-third Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Corporate Trustee

By: /s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[Signature Page to the Forty-third Supplemental Indenture]

STATE OF NEW YORK    )
                ) ss.
COUNTY OF NEW YORK    )
    This instrument was acknowledged before me on this 31st day of May, 2023, by Stacey B. Poindexter, Vice President of THE BANK OF NEW YORK MELLON, a New York corporation.

/s/ Edward Cofie
Notary Public

[Acknowledgment to the Forty-third Supplemental Indenture]

/s/ Mary Miselis
Mary Miselis, as Co-Trustee

[Signature Page to the Forty-third Supplemental Indenture]

STATE OF NEW YORK    )
                ) ss.
COUNTY OF NEW YORK    )
    This instrument was acknowledged before me on this 30th day of May, 2023, by Mary Miselis, as Co-Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945, with NorthWestern Corporation.

/s/ Rafal Bar
Notary Public

[Acknowledgment to the Forty-third Supplemental Indenture]